Exhibit 10.1

FIFTH SUPPLEMENTAL INDENTURE

This FIFTH SUPPLEMENTAL INDENTURE, dated as of June 14, 2024 (this “Fifth Supplemental Indenture”), is entered into by and among SOUTHERN OHIO PORT AUTHORITY, a port authority and a body corporate and politic duly organized under the laws of the State of Ohio (the “Issuer”), PURECYCLE: OHIO LLC, a limited liability company organized and existing under the laws of the State of Ohio (the “Company”), PURECYCLE TECHNOLOGIES LLC, a Delaware limited liability company (the “Guarantor”), PCTO HOLDCO LLC, a Delaware limited liability company (the “Pledgor”; and together with the Company and the Guarantor, the “Company Parties”), and UMB BANK, N.A., a national banking association duly organized, existing and authorized to accept and execute trusts of the character herein set out under the laws of the United States and having a corporate trust office in Minneapolis, Minnesota, as trustee (the “Trustee”). All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Indenture (as defined below).

WITNESSETH:

WHEREAS, the Issuer and the Trustee are party to that certain Indenture of Trust, dated as of October 1, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), pursuant to which the Issuer has issued its $219,550,000 Exempt Facility Revenue Bonds (PureCycle Project), Tax-Exempt Series 2020A (the “Series 2020A Bonds” or the “Senior Bonds”), its $20,000,000 Subordinate Exempt Facility Revenue Bonds (PureCycle Project), Tax-Exempt Series 2020B (the “Series 2020B Bonds” and, together with the Series 2020A Bonds, the “Tax-Exempt Bonds”), and its $10,000,000 Subordinate Exempt Facility Revenue Bonds (PureCycle Project), Taxable Series 2020C (the “Series 2020C Bonds” and, together with the Series 2020B Bonds, the “Subordinate Bonds” and, the Series 2020C Bonds collectively with the Series 2020A Bonds and Series 2020B Bonds, the “Bonds”);

WHEREAS, the Issuer and the Company are party to that certain Loan Agreement, dated as of October 1, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which the proceeds derived from the issuance and sale of the Bonds have been loaned to the Company in order to, among other things, assist the Company in financing the acquisition, construction, equipping and installation of a portion of a plastics recycling facility located in Lawrence County, Ohio;

WHEREAS, the Guarantor is party to that certain Amended and Restated Guaranty of Completion, entered into as of May 11, 2021, and effective as of October 7, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), pursuant to which the Guarantor has provided a guaranty with respect to the Obligations (as defined in the Guaranty) of the Company on the terms set forth therein, in favor of the Trustee;

WHEREAS, the Pledgor is party to that certain Equity Pledge and Security Agreement, dated as of October 7, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Equity Pledge and Security Agreement”), pursuant to which the Pledgor has secured the Company’s obligations under the Financing Documents and Bond Documents by, among other things, pledging the Pledged Interests (as defined in the Equity Pledge and Security Agreement) to the Trustee on the terms set forth therein;

WHEREAS, pursuant to the terms of that certain Purchase Agreement and Consent, dated as of March 5, 2024, by and among the Company, the Guarantor, and each of the other signatories thereto, the Guarantor purchased (i) all of the Outstanding Subordinate Bonds, and (ii) $216,750,000 in aggregate principal amount of the Outstanding Senior Bonds, with the effect that the Guarantor became the Holder of a majority in aggregate principal amount of the Senior Bonds Outstanding and, therefore, constituted the Majority Holders (sometimes referred to herein as the “Majority Holder”);

WHEREAS, pursuant to that certain Bond Purchase Agreement dated as of May 7, 2024, by and between the Guarantor and Pure Plastic LLC, a Delaware limited liability company (“Pure Plastic”), as amended and restated as of May 7, 2024 (the “Amended and Restated Bond Purchase Agreement”), and that certain First Amendment to Amended and Restated Bond Purchase Agreement dated as of May 28, 2024 (the “First Amendment” and together with the Amended and Restated Bond Purchase Agreement, the “Bond Purchase Agreement”), Pure Plastic purchased Bonds (the “Purchased Bonds”) in the aggregate principal amount of $94,310,000 from the Guarantor, of which Purchased Bonds, $64,310,000 in aggregate principal amount comprised Senior Bonds;

WHEREAS, after the sale of the Purchased Bonds to Pure Plastic and at this date, the Guarantor is the Holder of $149,490,000 in aggregate principal amount of Senior Bonds Outstanding, and therefore, remains the Majority Holder under the Indenture;

WHEREAS, the Company has requested that the Trustee, at the direction of the Majority Holder, amend certain provisions of the Indenture as described herein;

WHEREAS, pursuant to such request, the Guarantor, in its capacity as Majority Holder, has agreed to amend certain provisions of the Indenture, subject to the terms and conditions set forth herein, and has directed the Trustee to execute this Fifth Supplemental Indenture pursuant to that certain Direction and Indemnity, dated as of June 14, 2024 (the “Direction and Indemnity”); and

WHEREAS, at the request of the Company, by passage on June 12, 2024 of a Resolution by its Board of Directors (the “Amending Resolution”), the Issuer has approved the substantial form of the Fifth Supplemental Indenture and authorized its execution and delivery.

NOW, THEREFORE, in consideration of the foregoing recitals, mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.
Amendments to the Indenture. Subject to the satisfaction or waiver of the conditions precedent set forth in Section 4 hereof:
(a)
Section 1.01 of the Indenture is hereby amended by adding the following defined term in appropriate alphabetical order:

““Fifth Supplemental Indenture” means the Fifth Supplemental Indenture, dated as of June 14, 2024, by and among the Issuer, the Company, the Guarantor, the Pledgor, and the Trustee, as amended, restated, supplemented or otherwise modified from time to time.”

(b)
The definition of “Majority Holders” set forth in Section 1.01 of the Indenture is hereby deleted and replaced by the following definition:

““Majority Holders” means (i) so long as any Senior Bonds are Outstanding, the Holders of seventy-five percent (75%) in aggregate principal amount of the Senior Bonds then Outstanding, and (ii) if no Senior Bonds are then Outstanding, the Holders of seventy-five percent (75%) in aggregate principal amount of Bonds then Outstanding.”

(c)
Notwithstanding anything to the contrary in the Indenture, the Loan Agreement or any other Financing Document or Bond Document, the lead-in paragraph of Section 10.02(a) of the Indenture shall be deleted in its entirety and replaced with the following text:

“(a) Except as provided in Section 10.01 hereof, the Holders of not less than 75% in aggregate principal amount of the Outstanding Senior Bonds shall have the right, from time to time, to consent to and approve the execution by the Issuer and the Trustee of such Supplemental Indentures as shall be deemed necessary and desirable by the Issuer for the purpose of modifying, altering, amending, adding to or rescinding any of the terms or provisions contained in this Indenture, any Supplemental Indenture or the Bonds; provided, however, that nothing contained in this Section shall permit:”

Section 2.
Representations And Warranties Of Company Parties. In order to induce the Trustee to enter into this Fifth Supplemental Indenture, each Company Party hereby represents and warrants that:
(a)
Each Company Party (i) is a corporation, partnership or limited liability company duly organized, validly existing, and in active status or good standing under the laws of its state of incorporation or formation, (ii) has the corporate or limited liability company power and authority to own or lease and operate its properties and to carry on its business as now being and hereafter proposed to be conducted, and (iii) is duly qualified and is in active status or good standing as a foreign corporation or limited liability company, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, except with respect to this clause (iii) where the failure to qualify, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
(b)
Each Company Party has the power and has taken all necessary action, corporate or otherwise, to authorize it to execute, deliver, and perform its obligations under this Fifth Supplemental Indenture and each of the other Financing Documents and Bond Documents to which it is a party in accordance with the terms thereof and to consummate the transactions contemplated hereby and thereby. Each of this Fifth Supplemental Indenture and each other Financing Document and Bond Document to which a Company Party is a party has been duly executed and delivered by such Company Party, and is a legal, valid and binding obligation of such Company Party, enforceable against it in accordance with its terms except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditor’s rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).
(c)
The execution, delivery, and performance of this Fifth Supplemental Indenture and each of the other Financing Documents and Bond Documents in accordance with their respective terms and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate any applicable law, except where any such violation could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (ii) conflict with, result in a breach of or constitute a default under the certificate of incorporation or formation, by-laws, partnership agreement, operating agreement or other governing documents of any Company Party or under any contract to which any Company Party is a party or by which any Company Party or any of its properties may be bound, or (iii) result in or require the creation or imposition of any Lien upon or with any assets or property of any Company Party except Permitted Liens.

(d) All of the representations and warranties of the Company Parties under this Fifth Supplemental Indenture and the other Financing Documents and Bond Documents (after giving effect to this Fifth Supplemental Indenture) are true and correct in all material respects (without duplication of any materiality qualifier contained herein or therein, as applicable), and there exists no Default or Event of Default, in each case after giving effect to this Fifth Supplemental Indenture.

Section 3.
Representations And Warranties Of Issuer. In order to induce the Trustee to enter into this Fifth Supplemental Indenture, the Issuer hereby represents and warrants that:
(a)
The Issuer is a port authority and body corporate and politic validly existing under the laws of the State.
(b)
The Issuer has the necessary power under the Act and has duly taken all action on its part required to execute and deliver this Fifth Supplemental Indenture, to undertake the transactions contemplated by this Fifth Supplemental Indenture and to carry out its obligations hereunder.
(c)
Neither the execution and delivery of this Fifth Supplemental Indenture, the consummation of the transactions contemplated hereby nor the fulfillment of or compliance with the provisions of this Fifth Supplemental Indenture will conflict with or result in a breach by the Issuer of any of the terms, conditions or provisions of the Act or any restriction, agreement, instrument, order or judgment to which the Issuer is a party or by which it is bound, or will constitute a default by the Issuer under any of the foregoing.
(d)
Pursuant to the Amending Resolution, the Issuer has duly authorized the execution and delivery of this Fifth Supplemental Indenture.
(e)
When duly executed and delivered on behalf of the Issuer, and assuming the due authorization, execution and delivery by the other parties hereto, this Fifth Supplemental Indenture shall constitute a valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms; provided, that the enforceability of this Fifth Supplemental Indenture may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or limiting creditors’ rights generally and the application of general principles of equity.
(f)
To the best knowledge of the Issuer, as of this date, there is no action, suit or proceeding at law or in equity, pending or threatened against the Issuer to restrain or enjoin the execution and delivery of this Fifth Supplemental Indenture or in any way contesting the validity or affecting the power of the Issuer with respect to the documents or instruments executed by the Issuer in connection herewith or the existence of the Issuer or the power or the right of the Issuer to enter into this Fifth Supplemental Indenture.
(g)
The Amending Resolution was duly passed by the Issuer at a public meeting of the Board of Directors of the Issuer held in accordance with all applicable laws and at which a quorum was present and acting throughout, and the Amending Resolution remains in full force and effect and has not been repealed, amended, modified or superseded.

(h) The Issuer has no knowledge of (i) any existing Event of Default under the Indenture, or (ii) any event, fact or circumstance that, with the passage of time, the giving of notice or both, could constitute an Event of Default under the Indenture.

Section 4.
Conditions Precedent To Effectiveness. This Fifth Supplemental Indenture shall be effective upon the satisfaction of each of the following conditions:
(a)
The Trustee shall have received (i) this Fifth Supplemental Indenture, duly executed by each of the Issuer, the Company, the Guarantor, the Pledgor, and the Trustee, and (ii) the Direction and Indemnity, duly executed by the Guarantor in its capacity as Majority Holders.
(b)
The representations and warranties of the Company Parties contained herein shall be true and correct in all material respects (without duplication of any materiality qualifier), and there shall exist no Default or Event of Default, in each case after giving effect to this Fifth Supplemental Indenture (and the Trustee shall have received a certificate of an Authorized Representative of the Company, the Guarantor and the Pledgor certifying as to the matters set forth in this clause (b)).
(c)
The representations and warranties of the Issuer contained herein shall be true and correct in all material respects (and the Trustee shall have received a certificate of the Issuer certifying as to the matters set forth in this clause (c)).
(d)
The Trustee shall have received an Officer’s Certificate and opinion of Independent Counsel covering such matters as required pursuant to the Indenture and such other matters as are reasonably requested by the Trustee or the Majority Holders.
(e)
The Trustee shall have received a customary legal opinion of Locke Lord LLP, counsel to the Company Parties, in form and substance reasonably satisfactory to the Trustee and the Majority Holders.
(f)
The Company shall have reimbursed the Trustee for all reasonable and documented out-of-pocket costs and expenses, including the reasonable fees and disbursements of Arnold &

Porter Kaye Scholer LLP in connection with the review and execution of this Fifth Supplemental Indenture.
(g)
The Trustee shall have received a certificate of the secretary or assistant secretary of each of the Company, the Guarantor and the Pledgor, certifying (A) that attached thereto is a true and complete copy of each organizational document of such applicable party certified (to the extent applicable) as of a recent date by the Secretary of State of the state of its organization, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent governing body) of such applicable party authorizing the execution, delivery and performance of this Fifth Supplemental Indenture and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and (C) as to the incumbency and specimen signature of each officer executing this Fifth Supplemental Indenture or any other document delivered in connection herewith on behalf of such applicable party (together with a certificate of another officer as to the incumbency and specimen signature of the secretary or assistant secretary executing the certificate required by this clause (g)).
(h)
The Trustee shall have received a certificate as to the good standing (to the extent such concept is legally recognized in the applicable jurisdiction) of each of the Company, the Guarantor and the Pledgor (in so-called “long-form” if available) as of a recent date, from the Secretary of State of the state of its organization.
(i)
The Trustee shall have received a certificate of the Issuer covering such matters as are reasonably requested by the Trustee or the Majority Holders.
Section 5.
Reference To And Effect Upon The Financing Documents.
(a)
Except as expressly modified hereby, all terms, conditions, covenants, representations and warranties contained in the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement, and the other Financing Documents and Bond Documents, and all rights of the Trustee and the Holders and all of the obligations of the Company Parties, shall remain in full force and effect. Each of the Company Parties hereby confirms that the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement, and the other Financing Documents and Bond Documents are in full force and effect and that, as of the date hereof, no Company Party has any right of setoff, recoupment or other offset or any defense, claim or counterclaim with respect to any of the obligations of the Company Parties pursuant to the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement, and the other Financing Documents and Bond Documents.
(b)
Except as expressly provided herein, the execution, delivery and effectiveness of this Fifth Supplemental Indenture shall not directly or indirectly (i) constitute a consent or waiver of any past, present or future violations of any provisions of the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement, this Fifth Supplemental Indenture, and the other Financing Documents and Bond Documents, or (ii) amend, modify, or operate as a waiver of any provision of the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement, and the other Financing Documents and Bond Documents or any right, power, or remedy of the Trustee or any Holder.

(c)
From and after the date on which this Fifth Supplemental Indenture shall be effective, (i) all references to the Indenture, the Loan Agreement, or the Guaranty in any Financing Document or Bond Document, shall mean such agreement, as modified hereby, and (ii) the term “Financing Documents” or “Bond Documents” in the Indenture, the Loan Agreement, the Guaranty, and the other Financing Documents and Bond Documents shall include, without limitation, this Fifth Supplemental Indenture and any agreements, instruments and other documents executed and/or delivered in connection herewith.
(d)
This Fifth Supplemental Indenture shall not be deemed or construed to be a satisfaction, reinstatement, novation or release of the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement, or any other Financing Document or Bond Document.
Section 6.
Costs And Expenses. Notwithstanding anything to the contrary in the Indenture, Loan Agreement, the Guaranty, and the other Financing Documents and Bond Documents, the Company shall pay promptly after written demand therefor from and after the date of this Fifth Supplemental Indenture all reasonable and documented, out-of-pocket legal costs of the Trustee, in connection with the administration of the Indenture, Loan Agreement, the Guaranty, and the other Financing Documents and Bond Documents and any amendments, modifications or waivers thereof and in connection with the enforcement or protection of its rights in connection with the Indenture, Loan Agreement, the Guaranty, and the other Financing Documents and Bond Documents or in connection with the Bonds, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect thereof.
Section 7.
Issuer and Company Party Confirmations. Each of the Issuer and the Company Parties hereby confirm that all actions required to be taken by the Issuer, the Company, the Guarantor, the Pledgor, and the Trustee pursuant to the Indenture, the Loan Agreement, and the other Financing Documents and Bond Documents have been taken in accordance with such documents. Each of the Issuer and the Company Parties confirm that entry into this Fifth Supplemental Indenture is permitted under the Indenture, the Loan Agreement, and the other Financing Documents and Bond Documents.
Section 8.
Reaffirmation. Except as expressly modified by this Fifth Supplemental Indenture, each of the Company Parties hereby (i) acknowledges and agrees that all of its pledges, grants of security interests and Liens and other obligations under the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement, or any other Financing Document or Bond Document to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, (ii) reaffirms (x) each Lien granted by it to the Trustee, and (y) in the case of the Guarantor, the guarantees made by it pursuant to the Guaranty, and (iii) acknowledges and agrees that the grants of security interests and Liens and other obligations and guarantees, as applicable, are, and shall remain, in full force and effect on and after the effective date of this Fifth Supplemental Indenture. Except as specifically modified herein, the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement, and the other Financing Documents and Bond Documents and the obligations of the Company Parties thereunder are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms.

Section 9.
Release. The Company, the Guarantor and the Pledgor (collectively, the “Releasing Parties”) hereby release, acquit and forever discharge the Trustee, the Holders, and their respective investment advisors and Affiliates, and any of their and their investment advisors’ and Affiliates’ respective officers, directors, agents, employees, attorneys, consultants, or representatives, or any of the respective predecessors, successors or assigns of any of the foregoing (collectively, the “Released Parties”) from and against any and all manner of actions, causes of action, suits, debts, controversies, damages, judgments, executions, claims (including, without limitation, crossclaims, counterclaims and rights of set-off and recoupment) and demands whatsoever, whether known or unknown, whether asserted or unasserted, in contract, tort, law or equity, which any Releasing Party may have against any of the Released Parties by reason of any action, failure to act, matter or thing whatsoever arising from or based on facts occurring on or prior to the date hereof that relate to the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement, this Fifth Supplemental Indenture, the other Financing Documents or Bond Documents or the transactions contemplated thereby or hereby (except to the extent arising from the willful misconduct or gross negligence of any Released Parties), including, but not limited to, any such claim or defense to the extent that it relates to (a) any covenants, agreements, duties or obligations set forth in the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement, this Fifth Supplemental Indenture, or the other Financing Documents or Bond Documents, or (b) any actions or omissions of any of the Released Parties in connection with the initiation or continuing exercise of any right or remedy contained in the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement, this Fifth Supplemental Indenture, or the other Financing Documents or Bond Documents or at law or in equity with respect to the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement, this Fifth Supplemental Indenture, or the other Financing Documents or Bond Documents.
Section 10.
Trustee. For the avoidance of doubt, with respect to all matters contained in this Fifth Supplemental Indenture, the Trustee shall have all rights, protections, indemnities and exculpations set forth in the Indenture, the Loan Agreement, or any other Financing Document or Bond Document, and such rights, protections, indemnities and exculpations are hereby incorporated by reference herein.
Section 11.
GOVERNING LAW; Jurisdiction.
(a)
Governing Law. This Fifth Supplemental Indenture shall be governed exclusively by the applicable laws of the State of Ohio.
(b)
Jurisdiction. To the fullest extent permitted by applicable law, the parties hereto irrevocably submit to the jurisdiction of the United States District Court or the United States Bankruptcy Court for the Southern District of Ohio or any State court located in Scioto County, Ohio or Lawrence County, Ohio, in any suit, action or proceeding based on or arising out of or relating to this Fifth Supplemental Indenture and irrevocably agree that all claims in respect of such suit or proceeding may be determined in any such court. The parties hereto irrevocably waive, to the fullest extent permitted by law, any objection which they may have to the laying of the venue in any such court. Any final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the parties hereto and may be enforced in any courts to the jurisdiction of which each such party is subject by a suit upon such judgment; provided, that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law.
(c)
Waiver of Jury Trial. EACH OF THE COMPANY, THE ISSUER, THE HOLDERS, AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS FIFTH SUPPLEMENTAL INDENTURE, THE BONDS, OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 12.
Headings. Section headings in this Fifth Supplemental Indenture are included herein for convenience of reference only and shall not constitute a part of this Fifth Supplemental Indenture for any other purposes.
Section 13.
Severability. The illegality or unenforceability of any provision of this Fifth Supplemental Indenture or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Fifth Supplemental Indenture or any instrument or agreement required hereunder.
Section 14.
Counterparts. This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same agreement. In proving this Fifth Supplemental Indenture or any other Financing Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures hereto delivered by Electronic Transmission shall be deemed an original signature hereto.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

ISSUER:
SOUTHERN OHIO PORT AUTHORITY By: /s/ Robert Horton Name: Robert Horton Title: Chair, Board of Directors COMPANY: PURECYCLE: OHIO LLC By: /s/ Brad S. Kalter Name: Brad S. Kalter Title: Secretary
GUARANTOR: PURECYCLE TECHNOLOGIES LLC By: /s/ Brad S. Kalter Name: Brad S. Kalter Title: Secretary PLEDGOR: PCTO HOLDCO LLC By: /s/ Brad S. Kalter Name: Brad S. Kalter Title: Secretary

[Signature Page to Fifth Supplemental Indenture]

TRUSTEE:
UMB BANK, N.A., as Trustee By: Michael G. Slade Name: Michael G. Slade Title: Senior Vice President

[Signature Page to Fifth Supplemental Indenture]